                                                                  EXHIBIT 5(iii)

                           INVESTMENT ALLOCATION FORM
                         FOR INDIVIDUAL VARIABLE ANNUITY


AMERICAN GENERAL ANNUITY INSURANCE COMPANY: (SELECT AND COMPLETE 1. OR 2.,
BUT NOT BOTH)
[ ] FOR NEW CONTRACT               [ ] FOR EXISTING CONTRACT # ________________

     1. ASSET ALLOCATION MODELS: (CHECK ONE MODEL ONLY; ASSET ALLOCATION PERCENTAGES SHOWN DIRECTLY BELOW)

          [ ] Conservative Growth Model  OR  [ ] Balanced Model OR
          [ ] Growth & Income Model      OR  [ ] Growth Model

                                                             Asset Allocation Percentages For Each Model
                                                           ------------------------------------------------
                                                           Conservative   Balanced     Growth &      Growth
                                                           Growth Model     Model    Income Model     Model
                                                           ------------   --------   ------------    ------
One Group(R) Investment Trust:
   Diversified Equity Portfolio                                 5%           8%          10%           15%
   Equity Index Portfolio                                       6%           0%           0%            0%
   Large Cap Growth Portfolio                                   6%          10%          13%           16%
   Mid Cap Value Portfolio                                      2%           7%          11%           15%
   Mid Cap Growth Portfolio                                     2%           3%           5%            9%
   Diversified Mid Cap Portfolio                                0%           0%           3%            3%
   Government Bond Portfolio                                   35%          22%          11%            4%
   Bond Portfolio                                               5%          21%          11%            3%
   Balanced Portfolio                                           0%           5%           5%            0%
Multi-Manager Funds:
   AIM V.I. Value Fund                                          6%          10%          13%           16%
   AIM V.I. International Equity Fund                           3%           5%           7%            7%
   Van Kampen LIT Emerging Growth Portfolio                     0%           4%           5%            5%
   Franklin Small Cap Fund-Class 2                              0%           0%           0%            2%
   Templeton Developing Markets Securities Fund-Class 2         0%           0%           0%            2%
   Oppenheimer High Income Fund/VA                              0%           5%           6%            3%
                                                            -----        -----        -----         -----
                  TOTAL                                       100%         100%         100%          100%

2.  SELF-DIRECTED:  (whole percentages only; A., B., and C. must total 100%)

     A.  ONE GROUP(R) INVESTMENT TRUST:

     ____% Balanced Portfolio               ____% Diversified Mid Cap Portfolio     ____% Large Cap Growth Portfolio
     ____% Bond Portfolio                   ____% Equity Index Portfolio            ____% Mid Cap Growth Portfolio
     ____% Diversified Equity Portfolio     ____% Gov't Bond Portfolio              ____% Mid Cap Value Portfolio

     B. MULTI-MANAGER FUND SELECTION:

     ____% AIM V.I. International Equity Fund          ____% Oppenheimer High Income Fund/VA
     ____% AIM V.I. Value Fund                         ____% Putnam VT Global Growth Fund-Class IB Shares
     ____% Franklin Small Cap Fund - Class 2           ____% Templeton Developing Markets Securities Fund - Class 2
     ____% North American-AG Money Market Fund         ____% Van Kampen LIT Emerging Growth Portfolio
     ____% North American-Putnam Opportunities Fund    ____% Van Kampen LIT Enterprise Portfolio

     C. AMERICAN GENERAL ANNUITY INSURANCE CO.:      ____% Fixed General Account

FOR EXISTING CONTRACTS (MUST CHECK ONE OPTION):

         [ ] Apply the above allocation(s) to this purchase payment, to current values, and to future purchase payments.

         [ ] Apply the above allocation(s) to current values and future purchase payments.

         [ ] Apply the above allocation(s) to current values only.

         [ ] (FOR SELF-DIRECTED ALLOCATIONS ONLY) Apply the above allocation(s) to this purchase payment only.

THE MODELS LISTED IN ITEM 1 ABOVE ARE GENERAL ASSET MIXES. THE MODELS WERE DEVELOPED BY BANC ONE INVESTMENT ADVISORS CORPORATION AND MAY OR MAY NOT BE APPROPRIATE FOR YOU. BANC ONE INVESTMENT ADVISORS CORPORATION SERVES AS ADVISOR TO THE ONE GROUP INVESTMENT TRUST PORTFOLIOS FOR WHICH IT RECEIVES A FEE. THERE IS NO GUARANTEE THAT THE MODELS WILL ACHIEVE ANY DESIRED RESULTS OR OBJECTIVES. I UNDERSTAND THAT BANC ONE INVESTMENT ADVISORS CORPORATION IS NOT PROVIDING INVESTMENT ADVICE OR ANY OTHER SERVICE TO ME AND THAT I AM SOLELY RESPONSIBLE FOR DETERMINING WHETHER A MODEL IS RIGHT FOR ME. THE MODELS SHOULD NOT BE CONSIDERED PERSONAL INVESTMENT ADVICE OR SERVE AS THE SOLE OR PRIMARY BASIS FOR MAKING INVESTMENT DECISIONS. PURCHASE PAYMENTS AND EXCHANGES ALLOCATED TO AN INVESTMENT MODEL WILL BE INVESTED IN EACH UNDERLYING INVESTMENT OPTION AT THE PERCENTAGES SET FORTH ABOVE.

EACH INVESTMENT ALLOCATION MODEL AUTOMATICALLY ALLOCATES A PORTION OF MY ANNUITY TO CERTAIN SUBACCOUNTS. EACH MODEL WILL BE AUTOMATICALLY REBALANCED EACH YEAR ON THE CONTRACT ANNIVERSARY DATE. AUTOMATICALLY REBALANCING A MODEL MAY INVOLVE TRANSFERRING AMOUNTS FROM SUBACCOUNTS WITH HIGHER RETURNS INTO SUBACCOUNTS WITH RELATIVELY LOWER RETURNS IN ORDER TO MAINTAIN THE PERCENTAGES AS SET FORTH ABOVE. TRANSFERS MADE AS A RESULT OF AUTOMATIC REBALANCING ARE NOT COUNTED AGAINST YOUR FREE TRANSFERS (IN THE EVENT TRANSFER FEES ARE IMPOSED IN THE FUTURE). AUTOMATIC REBALANCING ENDS UPON THE TERMINATION OF A MODEL (WHEN A MODEL TERMINATES IS DISCUSSED ON THE BACK OF THIS FORM).

I UNDERSTAND THAT THE UNDERLYING INVESTMENT OPTIONS DESCRIBED ABOVE ARE NOT AVAILABLE TO THE GENERAL PUBLIC DIRECTLY. THEY ARE ONLY AVAILABLE AS INVESTMENT OPTIONS IN VARIABLE LIFE INSURANCE POLICIES OR VARIABLE ANNUITY CONTRACTS ISSUED BY LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS.

---------------------------------     ---------------------------     ----------------------
     OWNER NAME (PRINTED)                   OWNER SIGNATURE           SOCIAL SECURITY NUMBER


---------------------------------     ---------------------------     -------/------/-------
  JOINT OWNER NAME (printed)             JOINT OWNER SIGNATURE                DATE

---------------------------------     ---------------------------     ----------------------     (-------)------------------
      AGENT NAME (printed)                  AGENT SIGNATURE                 AGENT SSN                  AGENT'S PHONE NO.

AMERICAN GENERAL ANNUITY INSURANCE COMPANY: P.O. Box 4342, Houston, TX
77210-4342

TERMINATION OF A MODEL I can stop using (i.e. terminate) a model at any time by notifying the insurance company or by transferring amounts between the various subaccounts. A model will terminate if I am notified that it will be replaced with a new model with different asset allocation percentages. Before I use a new model, I must sign and return a consent form, accepting the new asset allocation percentages, to the insurance company, within 45 days after the date of the notice. If I don't, I will keep my current asset allocation percentages (in which case I will be considered to be "self-directed" and not receive automatic rebalancing).